AMENDED AND RESTATED BYLAWS
                                       OF
                              X-RITE, INCORPORATED

                             A MICHIGAN CORPORATION
                    AS AMENDED AND RESTATED FEBRUARY 10, 2004


                               ARTICLE I. OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be as specified in the Articles of Incorporation. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record thereof, at its registered office or at the office of its transfer agent.

         SECTION 2. OTHER OFFICES. The business of the Corporation may be transacted in such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

                            ARTICLE II. CAPITAL STOCK

         SECTION 1. STOCK CERTIFICATES. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed by the Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President, and may also be signed by another officer designated by the Board of Directors, and shall be sealed with the seal of the Corporation, or a facsimile thereof, if one be adopted. The signatures of the officers may be facsimiles. In the event an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 2. REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. In the event of the loss or destruction of a stock certificate, no new certificate shall be issued in place thereof until the Corporation has received from the registered holder such assurances, representations, warranties and/or guarantees as the Board of Directors, in its sole discretion, shall deem advisable, and until the Corporation receives sufficient indemnification protecting it against any claim that may be made on account of such loss or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with sureties, if any, as the Board of Directors, in its sole discretion, deems advisable.

         SECTION 3. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation. The old certificates shall be surrendered to the Corporation by delivery thereof to the person in charge of the stock transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer, and such certificates shall be canceled before a new certificate is issued. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim with respect thereto, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

         SECTION 4. RULES GOVERNING STOCK CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and a registrar of transfer, and may require all such certificates to bear the signature of such transfer agent and of such registrar of transfers.

         SECTION 5. RECORD DATE FOR STOCK RIGHTS. The Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of capital stock; and in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividends, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed.

         In the event the Board of Directors shall fail to fix a record date as provided in this Section 5 of Article II, the record date for the purposes specified herein shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.



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         SECTION 6. DIVIDENDS. The Board of Directors, in its discretion, may from time to time declare and make a distribution to shareholders in respect of the Corporation's outstanding shares, payable in cash, the Corporation's indebtedness (but not the Corporation's shares) or the Corporation's other property, including the shares or indebtedness of other corporations; provided, however, no such distribution shall be made if, after giving effect to the distribution, the Corporation would not be able to pay its debts as they become due in the usual course of business, or the Corporation's total assets would be less than its total liabilities plus the amount that would be needed if the Corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         In addition, the Board of Directors, in its discretion, from time to time may declare and direct the payment of a share dividend of the Corporation's shares, issued pro rata and without consideration, to the Corporation's shareholders or to the shareholders of one or more classes or series; provided, however, shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless the Articles of Incorporation so authorize, a majority of the votes entitled to be cast by the class or series to be issued approve the issue, or there are no outstanding shares of the class or series to be issued.

         SECTION 7. TREASURY SHARES. Shares that have been issued and reacquired by the Corporation shall constitute authorized but unissued shares.

         SECTION 8. REDEMPTION OF CONTROL SHARES. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, shall, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act. Redemptions of shares pursuant to this bylaw shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

         The terms "control shares," "control share acquisition," "acquiring person statement" "acquiring person" and "fair value" as used in this bylaw, shall have the meanings ascribed to them, respectively, in Chapter 7B of the Michigan Business Corporation Act.

                            ARTICLE III. SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, if a meeting of shareholders is to be held at a place other than the registered office of the Corporation, the notice of the meeting shall designate such place.

         SECTION 2. ANNUAL MEETING. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held on such date prior to June 1 of each year and at such time as may be fixed from year to year by the Board of Directors.

         SECTION 3. SPECIAL MEETINGS. Special meetings of shareholders may be called by the Chairman or the Secretary, and shall be called by either of them pursuant to resolution therefore by the Board of Directors, or upon receipt by them of a request in writing, stating the purpose or purposes thereof, and signed by shareholders of record owning a majority of the voting shares of the Corporation issued and outstanding.

         SECTION 4. RECORD DATE FOR NOTICE AND VOTE. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days before the date of a shareholders' meeting as the record date for the purposes of determining shareholders entitled to notice of and to vote at the meeting or adjournments thereof; provided, however, that the record date shall not precede the date on which the Board takes action to fix the record date. In the event the Board of Directors fails to fix a record date as provided in this Section 4 of Article III, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held.

         SECTION 5. NOTICE OF SHAREHOLDER MEETINGS. Written notice of the time, place, and purposes of any meeting of shareholders shall be given to shareholders entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date of the meeting, which notice may be given either



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by delivery in person to such shareholders or by mailing such notice to shareholders at their addresses as the same appear on the stock books of the Corporation. A shareholder's attendance at a meeting will result in a waiver of objection to lack of notice or defective notice unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting, and a waiver of objection to consideration of a particular matter at the meeting as not being within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         SECTION 6. VOTING LISTS. The Corporation's officer or agent having charge of its stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of, and the number of shares held by each share holder. The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder at any time during the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 6 of Article III have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

         SECTION 7. VOTING. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, shall be entitled to one (1) vote, in person or by proxy, for each share entitled to vote that is held by such shareholder; provided, however, no proxy shall be voted after three years from its date unless such proxy expressly provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Michigan Business Corporation Act. Directors shall be elected by a plurality of the votes cast in an election.

         SECTION 8. QUORUM. Shares equaling a majority of all of the voting shares of the capital stock of the Corporation issued and outstanding represented in person or by proxy, shall constitute a quorum at the meeting. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a further date without further notice other than the announcement at such meeting, and when the quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorum.

         SECTION 9. CONDUCT OF MEETINGS. The officer who is to preside at meetings of shareholders pursuant to Article V of these Bylaws, or his or her designee, shall determine the agenda, the order in which business shall be conducted and rules for the conduct of the meeting (which shall be fair to shareholders), unless the agenda, the order of business and/or such rules have been fixed by the Board of Directors. Such officer or designee shall call meetings of shareholders to order and shall preside, shall appoint a person to act as secretary of the meeting, and may appoint a parliamentarian, who may be the same person as the secretary.

         SECTION 10. INSPECTORS OF ELECTIONS. The Board of Directors may, in advance of a meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may appoint one or more persons to fill such vacancy or vacancies, or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

         SECTION 11. NOTICE OF SHAREHOLDER PROPOSALS.

                  (a) Except for the election of directors, which is governed by
Article V of the Corporation's Articles of Incorporation, only such business shall be conducted at any meeting of shareholders, and only such proposals shall be acted upon at such meetings, as shall have been brought before the meeting:
(i) by, or at the direction of, the Board of Directors; or (ii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section of these Bylaws. For a proposal to be properly brought before the meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled meeting date, regardless of any postponements, deferrals, or adjournments of that meeting to any later date; provided, however, that if less than seventy (70) days' notice, or prior public



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disclosure of the date of a scheduled meeting is given or made, notice by the shareholder to be timely must be delivered or received not later than the close of business on the tenth (10) day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the meeting:
(i) a brief description of a proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear, on the Corporation's stock record of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice; and (iv) any financial interest of the shareholder in such proposal.

                  (b) If the presiding officer at the meeting of shareholders determines that a shareholder proposal was not made in accordance with the terms of this Section, the presiding officer shall declare the matter to be out of order and the matter shall not be acted upon at the meeting.

                  (c) Nothing contained in this Section shall prevent the consideration and approval or disapproval at any meeting of shareholders of reports of officers, directors, and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such meeting unless stated, filed, and received as provided herein.

                              ARTICLE IV. DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. The authority and size of the Board of Directors, and the procedures for nominating, electing and removing directors shall be as specified in the Corporation's Articles of Incorporation. No person shall be elected as a director after he or she attains age seventy-five (75), and the term of any director shall expire upon the earlier to occur of: (i) the third succeeding annual meeting when his or her successor shall be duly elected and qualified; (ii) his or her resignation or removal; or (iii) his or her attaining age seventy-five (75).

         SECTION 2. PLACE OF MEETINGS AND RECORDS. The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, Board of Directors, and executive and other committees, if any, and keep the books and records of account for the Corporation, in such place or places, within or outside the State of Michigan, as the Board may from time to time determine.

         SECTION 3. REGULAR MEETINGS OF THE BOARD. Regular meetings of the Board of Directors may be held at such times and places and pursuant to such notice, if any, as may be established from time to time by resolution of the Board of Directors.

         SECTION 4. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board of Directors may be called by the Chairman of the Board, or the Secretary, and shall be called by one of them upon the written request of a majority of the directors. Notice of the time and place of special meetings of the Board shall be given to each director at least twenty-four (24) hours prior thereto. Notices of special meetings may state a purpose or purposes for the meeting, but such notices shall not be required to state any purpose and shall not be deemed deficient if the statement or purpose is incomplete or inaccurate. Notice of any meeting may be made by hand delivery, telephone, facsimile or e-mail with confirmation, nationally recognized overnight mail service, or first class mail, to each director at such location as he or she may have furnished to the Corporation. The notice shall be deemed to have been given at the time of personal delivery, or telephone contact, or the time of confirmation for facsimile or e-mail, and as of the close of business on the first business day following the date delivered to the overnight or government mail carrier.

         SECTION 5. QUORUM AND VOTE. A majority of the members of the Board then in office constitutes a quorum for the transaction of business, and the vote of a majority of the members present at any meeting at which a quorum is present constitutes the action of the Board of Directors.

         SECTION 6. MEETING PARTICIPATION. A director may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with all other participants. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

         SECTION 7. ACTION OF THE BOARD WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, before or after the action, all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors and the consent shall have the same effect as a vote of the Board of Directors for all purposes.



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         SECTION 8. REPORT TO SHAREHOLDERS. At least once in each year the Board of Directors shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each shareholder within four months after the end of such fiscal year. The report shall include the Corporation's statement of income, its year-end balance sheet and, if prepared by the Corporation's statement of source and application of funds.

         SECTION 9. CORPORATE SEAL. The Board of Directors may provide a suitable corporate seal, which seal shall be kept in the custody of the Secretary.

         SECTION 10. COMPENSATION OF DIRECTORS. Each of the directors shall be entitled to receive compensation for service as a director and/or member of a committee of the Board of Directors and shall be reimbursed their expenses for attendance at meetings of the Board of Directors or any committee of which a director is a member, all in accordance with resolutions adopted by the Board of Directors from time to time.

         SECTION 11. EXECUTIVE COMMITTEE. The Board of Directors may by resolution establish an executive committee composed of two (2) or more of the directors to exercise such powers and authority of the Board of Directors to the extent provided in such resolution and not prohibited by the Michigan Business Corporation Act for the management of the business and affairs of the Corporation. Such committee shall exist, and each member thereof shall serve, at the pleasure of the Board of Directors.

         SECTION 12. OTHER COMMITTEES. The Board of Directors shall establish a compensation committee and an audit committee, each composed of two (2) or more directors with such authority and responsibilities as are specified in the charters for those committees that are approved by the Board of Directors. In addition, the Board of Directors may, by resolution, establish such other committees from time to time as the directors think advisable with such purposes, authority and membership as may be set forth in the resolution establishing any such committee.

         SECTION 13. DIRECTORS EMERITUS. Any director of the Corporation serving prior to February 10, 2004, who serves the shorter of at least: (i) nine years or (ii) three maximum length terms of office as a director and who either resigns as a director or does not stand for reelection, shall be entitled to be considered for the position of "Director Emeritus." If nominated by the Nominating and Governance Committee and elected by the Board of Directors, a Director Emeritus shall continue in that position for a period equal to the time served as a regular director prior to February 10, 2004, or until an earlier resignation or death. During their tenure, Directors Emeritus shall be given notices of all meetings of the Board of Directors, and they shall perform such consulting services for the Corporation as the Board of Directors may reasonably request from time to time. Directors Emeritus shall be entitled to attend and participate in all such meetings of the Board of Directors, except that they may not vote and they shall not be counted for purposes of determining a quorum. Directors Emeritus shall receive an annual cash retainer fee equal to the lesser of: (i) the annual cash retainer fee in place at the time the director resigned as a director or did not stand for reelection; or (ii) the annual cash retainer fee in place at any time during the period such director holds the position of Director Emeritus, and shall be entitled to reimbursement for expenses of attendance at meetings of the Board, but they shall receive no other compensation from the Corporation.

                               ARTICLE V. OFFICERS

         SECTION 1. DESIGNATION OF OFFICERS. The officers of the Corporation shall consist of such officers as the Board of Directors shall determine from time to time, and may include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other or different offices as may be established by the Board of Directors. The officers of the Corporation need not be directors or shareholders. Any two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers.

         SECTION 2. ELECTION OF OFFICERS. The officers of the Corporation shall be elected at the first meeting of the Board of Directors, or by action taken pursuant to written consent, after the annual meeting of shareholders. Officers shall hold office for the term of their election and until their respective successors are elected and qualified, or until resignation or removal.

         SECTION 3. RESIGNATION AND REMOVAL. An officer may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Officers of the Corporation serve at the pleasure of the Board of Directors and may be removed by the Board at any time, with or without cause.



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         SECTION 4. COMPENSATION OF OFFICERS. The Board of Directors, or an
appropriate committee if one be appointed, may establish compensation of officers for services to the Corporation irrespective of the personal interest of any such director or committee member.

         SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be elected by the directors from among the directors then serving. The Chairman of the Board, shall preside at all meetings of the Board of Directors and shareholders, and shall perform such other duties as from time to time may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have such authority and shall perform such duties in the management of the Corporation as are usually vested in or incident to the office of a chief executive officer of a corporation. In the absence or nonelection of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and meetings of the shareholders.

         SECTION 7. PRESIDENT. The President shall be the chief operating officer of the Corporation and shall have such authority and shall perform such duties in the management of the Corporation as from time to time may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         SECTION 8. VICE PRESIDENTS. The Vice Presidents shall have such authority and shall perform such duties as shall be assigned to them by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.

         SECTION 9. TREASURER. The Treasurer, if one be elected, shall have such authority and responsibilities as may be determined by the Board of Directors from time to time.

         SECTION 10. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect to do so, any such notice may be given by any person so directed by the Chief Executive Officer or by the directors. The Secretary shall maintain a record of all of the proceedings of minutes of shareholders, the Board of Directors and committees of the Board in one or more books provided for that purpose, and shall perform all duties incident to the office of Secretary, and such other duties as may be assigned by the Board of Directors.

         SECTION 11. OTHER OFFICES. Other officers elected by the Board of Directors shall have such authority and shall perform such duties in the management of the Corporation as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws. In addition, the Chairman of the Board and the Chief Executive Officer may jointly approve the employment of managerial employees for positions which may involve the use of the title of "Vice President" or some other official title, without the necessity of the Board of Directors' election of such person as an officer of the Corporation. In such case, such persons shall not constitute officers of the Corporation within the meaning of the Corporation's Articles of Incorporation or Bylaws, and they shall have such duties and authority as may be assigned to them by the Chairman and the Chief Executive Officer.

                            ARTICLE VI. MISCELLANEOUS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         SECTION 3. CHECKS. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may determine.

         SECTION 5. FISCAL YEAR. The fiscal year of this Corporation shall be as determined by the Board of Directors.



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         SECTION 6. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of any law, or the Articles of Incorporation for this Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION 7. VOTING OF SECURITIES. Securities of another corporation or other equity interests standing in the name of this Corporation which are entitled to vote may be voted in person or by proxy by any executive officer of this Corporation or such other persons as may be designated by the Board of Directors.

         SECTION 8. INTERPRETATION. Unless the context of these Bylaws otherwise requires, the terms used in these Bylaws shall have the meanings specified in, and these Bylaws shall be interpreted and construed in accordance with, the Michigan Business Corporation Act.

                            ARTICLE VII. AMENDMENTS

         These Bylaws may be amended, repealed or new Bylaws adopted either by a majority vote of the Board of Directors at any regular or special meeting of the Board, and without prior notice of intent to do so, or by majority vote of shareholders at any annual or special meeting, if notice of the proposed amendment, repeal, or adoption be contained in the notice of such meeting.

                          ARTICLE VIII. INDEMNIFICATION

         SECTION 1. INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, any person, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director of the Corporation or served any other enterprise at the request of the Corporation.

         SECTION 2. INDEMNIFICATION OF CERTAIN OFFICERS. The Corporation shall indemnify, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, any officer or former officer of the Corporation, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, that in any way involves or is related to such officer or former officer's duties, as specifically set forth by the Corporation's Board of Directors, involving any of the following: (a) dealing with persons buying, selling, proposing to buy or sell, or otherwise holding any securities issued by the Corporation, (b) dealing with securities analysts or any other security industry professionals with respect to securities issued by the Corporation, or (c) signing any statements certifying to the public, to the Securities Exchange Commission, or to any securities exchange, the Corporation's financial statements or any other reports of the Corporation. The determination as to whether an officer or former officer of the Corporation is entitled to indemnification under this provision shall be made by the Corporation's Board of Directors, in its sole discretion.